Exhibit 10.18

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”), dated as of October 30, 2009, is entered into by and among Envision Solar International, Inc., a California corporation (“Company”), Envision Solar Construction, Inc., a California corporation, Envision Solar Residential, Inc., a California corporation, and Envision Africa, LLC, a Delaware limited liability company, (collectively, the “Envision Guarantors” or “Guarantors”), and Gemini Master Fund, Ltd., a Cayman Islands corporation (the “Investor”), and Gemini Strategies, LLC (“Collateral Agent”).  The Company and the Guarantors are sometimes referred to herein individually as an “Envision Entity” and collectively as the “Envision Entities”. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in that certain Securities Purchase Agreement, dated as of November 12, 2008, between the Company and the Investor (the “Purchase Agreement”).

R E C I T A L S:

WHEREAS, the Company and the Investor are party to the Purchase Agreement, pursuant to which the Company issued to the Investor a Secured Bridge Note, dated November 12, 2008, in the principal amount of $591,770.83 (the “Note”);

WHEREAS, the Guarantors have entered into that certain Subsidiary Guarantee, dated as of November 12, 2008 (the “Guarantee”), pursuant to which each Guarantor has guaranteed the satisfaction of all the obligations of the Company under the Transaction Documents;

WHEREAS, the Company and the Guarantors have entered into that certain Security Agreement and that certain Intellectual Property Security Agreement, each dated as of November 12, 2008 (collectively, the “Security Agreements”), pursuant to which the Company and the Guarantors have each granted a security interest in its assets and properties to the Investor and the Collateral Agent to secure the satisfaction of all the obligations of the Envision Entities under the Transaction Documents;

WHEREAS, the Company defaulted on the Note, and the Envision Entities and the Investor entered into that certain Forbearance Agreement on or about April 11, 2009, pursuant to which the Investor agreed to temporarily forbear from exercising its rights and remedies under the Transaction Documents;

 WHEREAS, the Company wishes to become subject to the reporting requirements of the Exchange Act and have its Common Stock listed or quoted on the Over-The-Counter Bulletin Board (“Bulletin Board”) and requires approximately $125,000 to effect such registration and listing; and

WHEREAS, the parties have agreed (a) to amend and restate the Note in the form of Exhibit A attached hereto, pursuant to which, among other things, the Maturity Date of the Note shall be extended and the Note shall be convertible into shares of common stock of the Company, no par value per share (“Common Stock”), in accordance with the terms thereof, and (b) the Investor shall loan an additional $125,000 to the Company in consideration for the issuance of a new Secured Bridge Note in the form of Exhibit A attached hereto (“New Note” and together with the Note, the “Notes”), each on the terms and conditions set forth herein;

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ACKNOWLEDGMENTS.

1.1. Acknowledgment of Obligations. The Investor and the Envision Entities hereby acknowledge, confirm and agree that as of the date hereof, the Company is indebted to Investor in respect of the Note in the amount of $657,194.38 (the “Note Amount”) (consisting of $591,770.83 principal amount plus $65,423.55 of accrued interest at the default rate under the Note between the Maturity Date under the Note (April 12, 2009) and the date hereof.  The Note Amount is unconditionally owing by Envision to the Investor, without offset, defense or counterclaim of any kind, nature or description whatsoever.

1.2. Acknowledgment of Security Interests.  The Envision Entities hereby acknowledge, confirm and agree that the Investor has and shall continue to have valid, enforceable and perfected Liens upon and security interests in the assets and properties of the Envision Entities heretofore granted to the Investor pursuant to, and having first priority as set forth in, the Security Agreements, securing all obligations under the Transaction Documents, including without limitation the Note (as amended and restated hereby) and the New Note.  The Envision Entities hereby acknowledge, confirm and agree that the Investor has and shall continue to have valid and enforceable assignments of the patents, trademarks and other intellectual property and other assets assigned by the Envision Entities, including without limitation those listed on the annexes to the Security Agreements.

2.           AMENDMENT AND RESTATEMENT OF NOTE. The Note shall be amended and restated in the form attached hereto as Exhibit A (the “Amended and Restated Note”), which shall provide, among other things, that (i) the original principal face amount of the Note is $657,194.38, (ii) the Maturity Date shall be extended until December 31, 2010, and (iii) the Note is convertible into shares of Common Stock as set forth therein.  Such amended and restated Note shall be executed by the Company and delivered to the Investor in exchange for the surrender of the original issued Note within five (5) Business Days following the date hereof.

3.           NEW NOTE.  The Investor has or shall prior to the close of business on the date hereof advance $125,000 in loan proceeds to the Company, and the Company shall execute, deliver and issue to the Investor the New Note within five (5) Business Days following the date hereof to evidence the Company’s obligations pursuant to such loan.  The Company agrees that contemporaneously herewith it shall enter into an escrow agreement with the Investor’s counsel, as escrow agent (“Escrow Agent”), in the form of Exhibit C attached hereto (“Escrow Agreement”), pursuant to which all such funds advanced under the New Note shall be deposited into an escrow account for the benefit of the Company (“Escrow Account”) and distributed only in accordance with the terms of such Escrow

Agreement and Section 4.9 below.  To effect a disbursement under the Escrow Agreement, the Company shall deliver written notice (which may be by email) (“Disbursement Notice”) to the Investor specifying (a) the amount of such disbursement, (b) the name, address and wire transfer instructions of the Person to which such disbursement is to be made on behalf of the Company, (c) a description of the use of such proceeds, together with an explanation as to why such use of proceeds is included within the parameters set forth in Section 4.9 below, and (d) such other information as may be reasonably requested by the Investor.  The Person to which such disbursement shall be made (i) shall be the Person rendering services to the Company in connection with Section 4.1 or 4.9 and (ii) shall not be the Company or any direct or indirect Affiliate of the Company.  Promptly following receipt of any Disbursement Notice, if the Investor approves of such disbursement in accordance with Section 4.9 below, the Investor shall instruct the Escrow Agent to disburse the amount set forth in such Distribution Notice to such Person providing services set forth therein.  Upon the Company completing all expenses required in connection with satisfying Section 4.1 below, it shall promptly notify the Investor, and if any amount remains in the Escrow Account at such time, such amount shall either be (1) disbursed to the Company, or (2) paid to the Investor as repayment under the New Note, as may be elected by the Investor in its sole discretion.  The Investor shall instruct the Escrow Agent to disburse such remaining amount in accordance with such election.  If any amount remains in the Escrow Account (x) on December 31, 2010 or (y) at any time following any acceleration of the New Note by the Holder pursuant to Section 8(b) thereof, such amount shall be paid to the Investor as repayment under the New Note, and the Investor shall so instruct the Escrow Agent to disburse such remaining amount.  The term “Note” under the Security Documents and Subsidiary Guaranty is hereby amended to also include the New Note, and the Company’s and its Subsidiaries’ obligations under the New Note, Subsidiary Guaranty and other Transaction Documents shall be secured by all the assets of the Company and its Subsidiaries as set forth in the Security Documents.

4.           OTHER AGREEMENTS.

4.1           Exchange Act Reporting Requirements; Reverse Split.  The Company shall cause the Company to be subject to the reporting requirements of the Exchange Act and listed or quoted for trading on the Bulletin Board on or prior to April 1, 2010 and shall promptly take any and all actions necessary and appropriate to effectuate such Exchange Act registration and Bulletin Board listing, including without limitation having the requisite independent audit of its financial statements, filing a Form 10 with the Securities and Exchange Commission (“Commission”) (and promptly amending such Form 10 in response to Commission comments), and securing a market maker to file a listing application with the Bulletin Board.  At all times after such Form 10 becomes effective, the Company shall have filed with the Commission all reports required to be filed by it under the Exchange Act by issuers that are subject to the reporting requirements of the Exchange Act (whether or not the Company is subject to the reporting requirements of the Exchange Act), and the Company shall thereafter continue to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all such reports with the Commission. Prior to the filing of such Form 10, the Company shall effect a forward stock split of the Company’s Common Stock (“Split”) whereby each share of Common Stock outstanding is subdivided into between 20 and 60 shares of Common Stock (such figure, the “Split Factor”), provided that the Split Factor shall be subject to approval by the Investor.  The Company shall not engage in a Reverse Merger Transaction without the prior written consent of the Investor (which consent may be withheld in its sole discretion and which may be conditioned upon any terms imposed by the Investor).  The Company shall not issue any equity securities or Common Stock Equivalents (as defined in the Notes) without the prior written consent of the Investor, except for (i) Common Stock issued or the issuance or grants of options to purchase Common Stock pursuant to the Company’s stock option plans and employee stock purchase plans outstanding as they exist on the date of this Agreement, (ii) Common Stock issued to any of the Company’s creditors in connection with the satisfaction of any of the Company’s Indebtedness to such creditors and (iii) equity securities of the Company issued to investors in connection with a private placement or series of private placements that result in aggregate proceeds to the Company of up to $10 million, provided that (a) in each case the Company shall notify the Investor in writing prior such issuance, and (b) at the election of the Investor 25% of the proceeds of any such private placement shall be paid directly to the Investor in repayment of the Amended and Restated Note and New Note.  The Company covenants and agrees that, after such Form 10 becomes effective, neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information (the Company understands and confirms that the Investor shall be relying on such covenant in effecting transactions in securities of the Company).  The Company represents and warrants that it possesses, or believes it can obtain in a timely manner, all documents and information necessary or appropriate for timely complying with all terms contained in this paragraph, including without limitation having the requisite financial statements prepared and audit conducted.

4.2           Reservation of Common Stock.  At all times hereafter the Company shall cause to be authorized and reserved for issuance to the Investor from its duly authorized capital stock, for issuance upon conversion of the Notes, a number of shares of Common Stock equal to 125% of the number of Conversion Shares (as defined in the Notes) issuable upon the full conversion of the Notes (without regard to any beneficial ownership limitation contained therein).

4.3           References to Notes and Transaction Documents.  All references in the Transaction Documents and herein to (i) “Transaction Documents” shall be deemed to be references to the Transaction Documents (as currently defined in the Purchase Agreement and as amended by this Agreement), this Agreement, the Forbearance Agreement, the Escrow Agreement, the New Note and the Lock-Up Agreements, and (ii) “Note” or “Notes” shall be deemed to be references to collectively the Note, as amended and restated hereby, and the New Note (together with any future Notes issued to the Investor).

4.4           Rule 144.  The Company acknowledges and agrees that, for purposes of Rule 144 promulgated under the Securities Act, the holding period for the Conversion Shares issuable upon conversion of, or otherwise pursuant to, the Note and/or the New Note shall have commenced on November 12, 2008 (the date of original issuance of the Note, for the Note) and October 30, 2009 (the date of original issuance of the New Note, for the New Note).  Without limiting the foregoing, if at any time it is determined that such holding period does not relate back to such date, the Company will promptly, but no later than 30 days thereafter, cause the registration of all such Conversion Shares under the Securities Act (without regard to any beneficial ownership or issuance limitations contained in the Notes).  In connection with any registration of Conversion Shares pursuant to this Section, the Company and the Investor shall enter into a registration rights agreement containing customary and reasonable provisions regarding the registration of securities under the Securities Act.

4.6           Disclosure.  The Company and the Investors shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby and other press releases to be issued by the Company (subject to Section 4.1 above).

4.7           Security Continued.  The Envision Entities’ obligations under all the Transaction Documents, including without limitation this Agreement and the Notes, shall be secured by all the assets of the Envision Entities pursuant to the Security Agreements as if this Agreement, the Note (as amended and restated hereby) and the New Note were each in effect at the time of execution of such Security Agreements and referenced therein.  The Company shall execute such other agreements, documents and financing statements reasonably requested by the Investor, which will be filed at the Company’s expense with the applicable jurisdictions and authorities.

4.8           No Legends.  After the date on which the Conversion Shares may be sold without registration pursuant to Rule 144, the Company shall issue certificates without any legends or restrictions thereon evidencing any Conversion Shares, and any certificates with legends previously imprinted shall be replaced with certificates without any legends.

4.9           Use of Proceeds.  The Company shall use the $125,000 in loan proceeds from the advance made by the Investor hereunder, as evidenced by the New Note, solely in connection with expenses incurred by the Company in connection with complying with Section 4.1 above, which shall include, without limitation, legal and audit fees (including amounts payable to counsel in connection with amending current agreements, converting liabilities into equity or subordinated notes and adopting corporate governance measures consistent with being a publicly listed company and amounts payable to unaffiliated third party experts in connection with preparing the Company’s financial statements for an audit) and disbursements for Commission filings and financial statements and transfer agent fees and be subject to the prior written approval of the Investor, provided that such expenses shall not include any overhead or costs of Company personnel or stock option plan expenses and shall be substantially in accordance with Schedule 4.9 attached.

4.10           IR/PR.  Contemporaneously with the filing of the Form 10 with the Commission, the Company shall retain NetGain Financial, Inc. as a consultant/advisor for public relations and investor relations for the Company for one year on terms mutually acceptable to the Company and NetGain Financial, Inc.

4.11           Forbearance Shares.  The Company acknowledges and agrees that is has issued 10,000 shares of Common Stock pursuant to Section 3.1(f) of the Forbearance Agreement in consideration for the forbearance set forth therein (“Forbearance Shares”), but has failed to deliver a stock  certificate evidencing such Forbearance Shares.  The Company shall deliver a stock certificate evidencing such Forbearance Shares, with an issuance date of April 11, 2009, within five (5) Business Days following the date hereof.  The Company represents, acknowledges and agrees that (a) such

Forbearance Shares have been and were duly and validly issued, fully paid and nonassessable, and free and clear of all Liens, (b) upon the Split such Forbearance Shares will be converted into such number of shares as is equal to 10,000 shares multiplied by the Split Factor, and (c) for purposes of Rule 144 promulgated under the Securities Act, the holding period for the Forbearance Shares shall have commenced on April 11, 2009 (the date of the Forbearance Agreement).

4.12           Lock Up Agreements.  Within thirty (30) days from the date hereof, the Company shall use its best efforts to cause each stockholder of the Company categorized under “Founder Shares”, “Generating Assets Shareholders” and “Nexcore Capital / FWG”, as indicated on Schedule 5.7 attached hereto, to execute and deliver to the Investor a “lock-up agreement” in the form set forth as Exhibit B attached hereto, irrevocably agreeing not to sell or otherwise dispose of any shares of Common Stock until June 30, 2010.

4.13           Public Company Shares.  In substitution for any shares of Common Stock which would have been issued to the Investor in a Reverse Merger Transaction pursuant to Section 4.8 of the Purchase Agreement, promptly following the Split contemplated hereby the Company shall issue to the Investor 0.3125% of the fully-diluted number of outstanding shares of Common Stock of the Company (assuming conversion and exercise of all outstanding options, warrants and convertible securities and including the issuance of any shares of Common Stock or Common Stock Equivalents to NetGain Financial, Inc. or any other investor relations or public relations firm) prior to the date thereof.  All shares of Common Stock issued pursuant to this paragraph shall be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

5.           REPRESENTATIONS AND WARRANTIES OF THE ENVISION ENTITIES.

Each of the Envision Entities hereby jointly and severally represents and warrants to the Investor as of the date hereof:

5.1           Organization.  Such Envision Entity is duly organized, validly existing and in good standing under the laws of its organization.

                5.2           Authorization.  Such Envision Entity has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party.  All corporate action on the part of such Envision Entity and by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by such Envision Entity of its obligations under this Agreement, the New Note and the other Transaction Documents to which it is a party has been taken, and no further consent or authorization of any other party is required.

5.3           Enforceability.  This Agreement, the New Note and the other Transaction Documents to which such Envision Entity is a party constitute such Envision Entity’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

5.4           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Envision Entity is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of any provisions of any of such Envision Entity’s organizational documents or in a default under any provision of any instrument or contract to which such Envision Entity is a party or by which any of its assets are bound, or in violation of any provision of any governmental requirement applicable to such Envision Entity or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or the triggering of any preemptive or anti-dilution rights (including without limitation pursuant to any “reset” or similar provisions) or rights of first refusal or first offer.

5.5           Valid Issuance.  The Note, as amended and restated hereby, has been duly authorized and duly and validly issued, free and clear of any Liens imposed by or through any of the Envision Entities.  The New Note has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of any Liens imposed by or through any of the Envision Entities.

5.6           Bring-Down of Representations and Covenants.  The representations and warranties of the Company contained in the Purchase Agreement are in all material respects true and complete on and as of the date hereof as though made on and as of the date hereof.  Each Envision Entity has in all material respects complied with or performed all terms, covenants and conditions to be complied with or performed by such party under the Transaction Documents (except for repayment at the Maturity Date of the Note and the timely deliverance of the Forbearance Shares).

5.7           Capitalization and Indebtedness.  The current capitalization of the Company is as set forth on Schedule 5.7 attached hereto, which includes, without limitation (a) a list of all holders of Common Stock by name and number of shares held, (b) a list of all holders of warrants and options by name and number of warrants and options held, and (c) a list of holders of all other Common Stock Equivalents by name and number and type of security held.  Other than the Notes, the Company does not have any Indebtedness except as set forth on Schedule 5.7 attached hereto.  The Company shall cause all Indebtedness (other than the Notes and the other items indicated on Schedule 5.7 as “Permitted Indebtedness”) to be converted into Common Stock, at an effective price equal to or greater than $10.00 per share (as such figure shall be appropriately and equitably adjusted upon any stock split, stock dividend, recapitalization or similar transaction), on or prior to the filing of the Form 10 as contemplated in Section 4.1 above.  Such items indicated on Schedule 5.7 as “Permitted Indebtedness” shall be included as “Permitted Indebtedness” under the Notes (provided such Indebtedness shall not be (a) secured, (b) paid or payable prior to repayment in full of the Notes, (c) bear interest at a rate higher than the Notes, or (d) have any terms more favorable than the Notes, except for the credit card debt owed to Company executives indicated thereon).  Schedule 5.7 shall also include a schedule of all accounts payable, broken down by creditor, amount owed, and approximate number of days outstanding as of the date hereof.

5.8           No Novation.  The amended and restated Note is being issued in substitution for and not in satisfaction of the Note.  The amended and restated Note shall not constitute a novation or satisfaction and accord of the Note.  The Company hereby acknowledges and agrees that the amended and restated Note shall amend, restate, modify, extend, renew and continue the terms and provisions contained in the Note and shall not extinguish or release the Company or any of its Subsidiaries under any Transaction Document or otherwise constitute a novation of its obligations thereunder.

5.9.           Compliance.  Since the date of original issuance of the Note, the Company and its subsidiaries have not (a) other than Permitted Indebtedness, entered into, created, incurred, assumed, guaranteed or suffered to exist any Indebtedness of any kind, or (b) other than Permitted Liens (as defined in the Notes), entered into, created, incurred, assumed or suffered to exist any Liens of any kind, on or with respect to any of its or their property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.  Without limiting the foregoing, the convertible notes issued by the Company to John Evey are not secured notwithstanding anything set forth therein, and the Company agrees to cause John Evey to promptly enter into a written subordination agreement with the Investor that is acceptable to the Investor in its sole and absolute discretion.

6.           REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

The Investor represents and warrants to the Company as of the date hereof:

6.1           Organization.  The Investor is duly organized, validly existing and in good standing under the laws of its organization.

6.2           Authorization.  The Investor has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party.  All corporate action on the part of the Investor and by its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance by the Investor of its obligations under this Agreement and the other Transaction Documents to which it is a party has been taken, and no further consent or authorization of any other party is required.

6.3           Enforceability.  This Agreement and the other Transaction Documents to which the Investor is a party constitute the Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.

6.4           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Investor is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of any provisions of any of the Investor’s organizational documents or in a default under any provision of any instrument or contract to which the Investor is a party or by which any of its assets are bound, or in violation of any provision of any governmental requirement applicable to the Investor or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such provision, instrument or contract.

6.5           Investor Status. At the time the Investor was offered the Notes, the Conversion Shares and the Forbearance Shares, it was, and at the date hereof it is, and on each date on which it converts any Notes it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

6.6           Experience of Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes and the Conversion Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Notes and Conversion Shares and, at the present time, is able to afford a complete loss of such investment.

6.7           General Solicitation. The Investor is not purchasing the Notes or Conversion Shares as a result of any advertisement, article, notice or other communication regarding the Notes or Conversion Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement..

7.    MISCELLANEOUS

7.1           Effect of this Agreement.  Except as modified pursuant hereto, no other changes or modifications to the original Transaction Documents are intended or implied and in all other respects the original Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and the original Transaction Documents, the terms of this Agreement shall control.  The Transaction Documents, including without limitation this Agreement, shall be read and construed as one agreement.

7.2           Costs and Expenses.  The Company, the Envision Guarantors and the Investor each absolutely and unconditionally agree to pay all of their own expenses, including all fees and disbursements of any counsel in connection with the preparation, negotiation, execution or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby or any of its directors, officers, members, managers, partners, employees, agents or other representatives as a consequence of or in any way in connection with the preparation, negotiation, execution or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby, provided, however, that the Company shall pay the Investor $5,000 for its expenses incurred or to be incurred by it in connection with the negotiation and preparation of this Agreement and the other Transaction Documents to be delivered in connection herewith and $2,500 for Escrow Agent fees, which amounts may be withheld from the $125,000 being advanced by the Investor hereunder.

7.3           Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Agreement.

7.4           Merger.  This Agreement and the documents executed in connection herewith represent the entire expression of the agreement of Company, the Envision Guarantors and Investor regarding the matters set forth herein.  No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Company, the Envision Guarantors and Investor.

7.5           Governing Law.  The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York without regard to principle of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

7.6           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, as the case may be.

7.7           Survival of Representations and Warranties.  All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Investor or any closing shall affect the representations and warranties or the right of Investor to rely upon them.

7.8           Severability.  Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provision of this Agreement.

7.9           Reviewed by Attorneys.  Company and the Envision Guarantors represent and warrant that they (a) understand fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) have been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and all documents executed in connection herewith with, such attorneys and other persons as Company may wish, and (c) have entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any person.  The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

7.10           Mutual Waiver of Right of Jury Trial. THE COMPANY, THE ENVISION GUARANTORS, AND THE INVESTOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO:  (A) THIS AGREEMENT, OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS REFERRED TO HEREIN; (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THEM; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF INVESTOR, ENVISION GUARANTORS OR COMPANY OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MANAGERS, MEMBERS, PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS OR AFFILIATES; IN EACH OF THE FOREGOING CASES, WHETHER IN CONTRACT OR TORT OR OTHERWISE.

7.11           Counterparts.  This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Agreement by telefacsimile or .pdf shall have the same force and effect as delivery of an original executed counterpart of this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

ENVISION SOLAR INTERNATIONAL, INC., a California corporation

By:______/s/ Robert Noble____________________________________
Name:  Robert Noble
Title:    CEO

ENVISION SOLAR CONSTRUCTION, INC., a California corporation

By:______/s/ Robert Noble____________________________________
Name:  Robert Noble
Title:    CEO

ENVISION SOLAR RESIDENTIAL, INC., a California corporation

By:______/s/ Robert Noble____________________________________
Name:  Robert Noble
Title:    CEO

ENVISION AFRICA, LLC, a Delaware limited liability company

By:______/s/ Robert Noble____________________________________
Name:  Robert Noble
Title:    CEO

GEMINI MASTER FUND, LTD.
By: GEMINI STRATEGIES, LLC, as investment manager

By: /s/ Steven Winters
Name:  Steven Winters
Title:  Managing Member

GEMINI STRATEGIES, LLC, as Agent

By: /s/ Steven Winters
Name:  Steven Winters
           Title:  Managing Member